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                                                                      Exhibit 21


                  SUBSIDIARIES OF OPTIMUM HEALTH SERVICES, INC.

                                                                State of
Subsidiary Name (and business use name)                      Incorporation
---------------------------------------                      -------------

Optimum Health Services of Florida, Inc.                          Florida

CamCare, Inc.                                                     Florida